NAME OF REGISTRANT:
Franklin Strategic Mortgage Portfolio
File No. 811-7288

EXHIBIT ITEM No. 77Q1(e): Copies of any new or amended investment advisory contract of the registrant.


     FRANKLIN STRATEGIC MORTGAGE PORTFOLIO
     MANAGEMENT AGREEMENT


     THIS MANAGEMENT AGREEMENT made between FRANKLIN
STRATEGIC MORTGAGE PORTFOLIO, a Delaware business trust, hereinafter called the "Trust", and FRANKLIN ADVISERS, INC., a California corporation, hereinafter called the "Manager."

    WHEREAS, the Trust has been organized and intends to operate as an investment company registered under the Investment Company Act of 1940 (the "1940 Act") for the purpose of investing and reinvesting its assets in securities, as set forth in its Agreement and Declaration of Trust, its By-Laws and its Registration Statements under the 1940 Act and the Securities Act of 1933, all as heretofore and hereafter amended and supplemented; and the Trust desires to avail itself of the services, information, advice, assistance and facilities of an investment manager and to have an investment manager perform various management, statistical, research, investment advisory and other services for the Trust and for funds hereafter organized as separate series of the Trust (the "Funds"); and,

 WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, is engaged in the business of rendering management, investment advisory, counseling and supervisory services to investment companies and other investment counseling clients, and desires to provide these services to the Funds.


 NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is mutually agreed as follows:


      l. Employment of the Manager. The Trust hereby employs the
Manager to manage the investment and reinvestment of the Funds' assets and to administer its affairs, subject to the direction of the Board of Trustees and the officers of the Trust, for the period and on the terms hereinafter set forth. The Manager hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Funds in any way or otherwise be deemed an agent of the Funds or the Trust.

     2. Obligations of and Services to be Provided by the Manager. The Manager undertakes to provide the services hereinafter set forth and to assume the following obligations:

          A. Administrative Services. The Manager shall furnish to the Funds adequate (i) office space, which may be space within the offices of the Manager or in such other place as may be agreed upon from time to time, (ii) office furnishings, facilities and equipment as may be reasonably required for managing the affairs and conducting the business of the Funds, including conducting correspondence and other communications with the shareholders of the Funds, maintaining all internal bookkeeping, accounting and auditing services and records in connection with the Funds' investment and business activities. The Manager shall employ or provide and compensate the executive, secretarial and clerical personnel necessary to provide such services. The Manager shall also compensate all officers and employees of the Trust who are officers or employees of the Manager or its affiliates.

     B.   Investment Management Services.

          (a) The Manager shall manage the Funds' assets subject to and in accordance with the respective investment objectives and policies of the Funds and any directions which the Trust's Board of Trustees may issue from time to time. In pursuance of the foregoing, the Manager shall make all determinations with respect to the investment of the Funds' assets and the purchase and sale of their investment securities, and shall take such steps as may be necessary to implement the same. Such determinations and services shall include determining the manner in which any voting rights, rights to consent to corporate action and any other rights pertaining to the Funds' investment securities shall be exercised. The Manager shall render or cause to be rendered regular reports to the Trust, at regular meetings of its Board of Trustees and at such other times as may be reasonably requested by the Trust's Board of Trustees, of
(i) the decisions made with respect to the investment of the Funds' assets and the purchase and sale of their investment securities, (ii) the reasons for such decisions and (iii) the extent to which those decisions have been implemented.

          (b) The Manager, subject to and in accordance with any directions which the Trust's Board of Trustees may issue from time to time, shall place, in the name of the Funds, orders for the execution of the Funds' securities transactions. When placing such orders, the Manager shall seek to obtain the best net price and execution for the Funds, but this requirement shall not be deemed to obligate the Manager to place any order solely on the basis of obtaining the lowest commission rate if the other standards set forth in this section have been satisfied. The parties recognize that there are likely to be many cases in which different brokers are equally able to provide such best price and execution and that, in selecting among such brokers with respect to particular trades, it is desirable to choose those brokers who furnish research, statistical, quotations and other information to the Funds and the Manager in accordance with the standards set forth below. Moreover, to the extent that it continues to be lawful to do so and so long as the Board of Trustees determines that the Funds will benefit, directly or indirectly, by doing so, the Manager may place orders with a broker who charges a commission for that transaction which is in excess of the amount of commission that another broker would have charged for effecting that transaction, provided that the excess commission is reasonable in relation to the value of "brokerage and research services" (as defined in Section 28(e)(3) of the Securities Exchange Act of 1934) provided by that broker.
     Accordingly, the Trust and the Manager agree that the Manager shall select brokers for the execution of the Funds' transactions from among:
    (i) Those brokers and dealers who provide quotations and other services to the Funds, specifically including the quotations necessary to determine the Funds' net assets, in such amount of total brokerage as may reasonably be required in light of such services; and
     (ii) Those brokers and dealers who supply research, statistical and other data to the Manager or its affiliates which the Manager or its affiliates may lawfully and appropriately use in their investment advisory capacities, which relate directly to securities, actual or potential, of the Funds, or which place the Manager in a better position to make decisions in connection with the management of the Funds' assets and securities, whether or not such data may also be useful to the Manager and its affiliates in managing other portfolios or advising other clients, in such amount of total brokerage as may reasonably be required. Provided that the Trust's officers are satisfied that the best execution is obtained, the sale of shares of the Funds may also be considered as a factor in the selection of broker dealers to execute the Funds' portfolio transactions.
 (c) When the Manager has determined that any of the Funds should tender securities pursuant to a "tender offer solicitation," Franklin/Templeton Distributors, Inc. ("Distributors") shall be designated as the "tendering dealer" so long as it is legally permitted to act in such capacity under the federal securities laws and rules thereunder and the rules of any securities exchange or association of which Distributors may be a member. Neither the Manager nor Distributors shall be obligated to make any additional commitments of capital, expense or personnel beyond that already committed (other than normal periodic fees or payments necessary to maintain its corporate existence and membership in the National Association of Securities Dealers, Inc.) as of the date of this Agreement. This Agreement shall not obligate the Manager or Distributors (i) to act pursuant to the foregoing requirement under any circumstances in which they might reasonably believe that liability might be imposed upon them as a result of so acting, or (ii) to institute legal or other proceedings to collect fees which may be considered to be due from others to it as a result of such a tender, unless the applicable Fund shall enter into an agreement with the Manager and/or Distributors to reimburse them for all such expenses connected with attempting to collect such fees, including legal fees and expenses and that portion of the compensation due to their employees which is attributable to the time involved in attempting to collect such fees.

 (d) The Manager shall render regular reports to the Trust, not more frequently than quarterly, of how much total brokerage business has been placed by the Manager with brokers falling into each of the categories referred to above and the manner in which the allocation has been accomplished.

               (e)  The Manager agrees that no investment
decision will be made or influenced by a desire to provide brokerage for allocation in accordance with the foregoing, and that the right to make such allocation of brokerage shall not interfere with the Manager's paramount duty to obtain the best net price and execution for the Funds.
          C.   Provision of Information
Necessary for
Preparation
of Securities Registration Statements,
Amendments and Other Materials. The Manager, its officers and employees will make available and provide accounting and statistical information required by the Funds in the preparation of registration statements, reports and other documents required by federal and state securities laws and with such information as the Funds may reasonably request for use in the preparation of such documents or of other materials necessary or helpful for the underwriting and distribution of the Funds' shares.

          D.   Other Obligations and Services.
The Manager
shall
make its officers and employees available to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration and management of the Funds and their investment activities.

     3.   Expenses of the Funds.  It is
understood that the
Funds
will pay all of their own expenses other than those expressly assumed by the Manager herein, which expenses payable by the Funds shall include:

          A.   Fees and expenses paid to the
Manager as
provided
herein;

          B.   Expenses of all audits by
independent public
accountants;

          C.   Expenses of transfer agent,
registrar,
custodian,
dividend disbursing agent and shareholder record-keeping services, including the expenses of issue, repurchase or redemption of their shares;

          D.   Expenses of obtaining quotations
for
calculating
the value of the Funds' net assets;

          E.   Salaries and other compensations
of executive
officers of the Trust who are not officers, directors, stockholders or employees of the Manager or its affiliates;

          F.   Taxes levied against the Funds;

          G.   Brokerage fees and commissions in
connection
with
the purchase and sale of securities for the Funds;.

          H.   Costs, including the interest
expense, of
borrowing
money;

          I.   Costs incident to meetings of
Board of
Trustees and
shareholders of the Funds, reports to the Funds' shareholders, the filing of reports with regulatory bodies and the maintenance of the Funds' and the Trust's legal existence;
          J.   Legal fees, including the legal
fees related
to the
registration and continued qualification of the Funds' shares for sale;

          K.   Trustees' fees and expenses to
trustees who
are not
directors, officers, employees or stockholders of the Manager or any of its affiliates;

          L.   Costs and expense of registering
and
maintaining
the registration of the Funds and their shares under federal and any applicable state laws;
including the printing and mailing of
prospectuses to their shareholders;

          M.   Trade association dues; and

          N.   The Funds' pro rata portion of
fidelity bond,
errors and omissions, and trustees and officer liability insurance premiums.

     4.   Compensation of the Manager.  Each
Fund shall pay
a
management fee in cash to the Manager based upon a percentage of the value of the respective
Fund's net assets, calculated as set forth below, as compensation for the services rendered and obligations assumed by the Manager, during the preceding month, on the first business day of the month in each year.

          A.   For purposes of calculating such
fee, the
value of
the net assets of a Fund shall be the average daily net assets during the month for which the payment is made, determined in the same manner as that Fund uses to compute the value of its net assets in connection with the determination of the net asset value of its shares, all as set forth more fully in the Trust's current prospectus and statement of additional information. The management fee payable by each of the Funds shall be calculated daily at an annual rate of:

               40/100 of 1% of the value of its
net assets up to and including $250,000,000;

               38/100 of 1% of the value of its
net assets in excess of $250,000,000
        up to and including $500,000,000;

               36/100 of 1% of the value of its
net assets in excess of $500,000,000.

          B.   The Management fee payable by a
Fund shall be
reduced or eliminated to the extent that Distributors has actually received cash payments of tender offer solicitation fees less certain costs and expenses incurred in connection therewith as set forth in paragraph 2.B.(c) of this Agreement. The Manager may waive all or a portion of its fees provided for hereunder and such waiver shall be treated as a reduction in purchase price of its services. The Manager shall be contractually bound hereunder by the terms of any publicly announced waiver of its fee, or any limitation of a Fund's expenses, as if such waiver or limitation were full set forth herein.


          C.   To the extent that the gross
operating costs and
expenses of the Funds (excluding any interest, taxes, brokerage, commissions, amortization of organization expense, and with the prior written approval of any state securities commission requiring same, any extraordinary expenses, such as litigation), exceed the most stringent expense limitation requirements of the states in which shares of the Funds are qualified for sale, the Manager shall reduce its fees by the amount of such excess.

5.   Activities of the Manager.  The services of
                       the
Manager
to the Funds hereunder are not to be deemed exclusive, and the Manager and any of its affiliates shall be free to render similar services to others. Subject to and in accordance with the Agreement and Declaration of Trust and By-Laws of the Trust and Section 10(a) of the 1940 Act, it is understood that trustees, officers, agents and shareholders of the Trust are or may be interested in the Manager or its affiliates as directors, officers, agents or stockholders; that directors, officers, agents or stockholders of the Manager or its affiliates are or may be interested in the Trust as trustees, officers, agents, shareholders or otherwise; that the Manager or its affiliates may be interested in the Funds as shareholders or otherwise; and that the effect of any such interests shall be governed by said Agreement and Declaration of Trust, ByLaws and the 1940
Act.

     6.   Liabilities of the Manager.

          A.   In the absence of willful
misfeasance, bad faith,
gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Manager, the Manager shall not be subject to liability to the Trust or to the Funds or to any shareholder of the Funds for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by any of the Funds.

          B.   Notwithstanding the foregoing,
the Manager agrees
to reimburse the Trust for any and all costs, expenses, and counsel and trustees' fees reasonably incurred by the Trust in the preparation, printing and distribution of proxy statements, amendments to its Registration
Statement, holdings of meetings of its
shareholders or trustees, the conduct of factual investigations, any legal or administrative proceedings (including any applications for exemptions or determinations by the Securities and Exchange Commission) which the Trust incurs as the result of action or inaction of the Manager or any of its affiliates or any of their officers, directors, employees or stockholders where the action or inaction necessitating such expenditures (i) is directly or indirectly related to any transactions or proposed transaction in the stock or control of the Manager or its affiliates (or litigation related to any pending or proposed or future transaction in such shares or control) which shall have been undertaken without the prior, express approval of the Trust's Board of Trustees; or, (ii) is within the control of the Manager or any of its affiliates or any of their officers, directors, employees or stockholders. The Manager shall not be obligated pursuant to the provisions of this Subparagraph 6(B), to reimburse the Trust for any expenditures related to the institution of an administrative proceeding or civil litigation by the Trust or a shareholder seeking to recover all or a portion of the proceeds derived by any stockholder of the Manager or any of its affiliates from the sale of his shares of the Manager, or similar matters. So long as this Agreement is in effect, the Manager shall pay to the Trust the amount due for expenses subject to this Subparagraph 6(B) within 30 days after a bill or statement has been received by the Manager therefor. This provision shall not be deemed to be a waiver of any claim the Trust may have or may assert against the Manager or others for costs, expenses or damages heretofore incurred by the Trust or for costs, expenses or damages the Trust may hereafter incur which are not reimbursable to it hereunder.
          C.   No provision of this Agreement
shall be
construed
to protect any trustee or officer of the Trust, or director or officer of the Manager, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

     7.   Renewal and Termination.

          A.   This Agreement shall become
effective on the
date
written below and shall continue in effect for two (2) years thereafter, unless sooner terminated as hereinafter provided and shall continue in effect thereafter as to each Fund for periods not exceeding one (1) year so long as such continuation is approved at least annually (i) by a vote of a majority of the outstanding voting securities of each Fund or by a vote of the Board of Trustees of the Trust, and (ii) by a vote of a majority of the Trustees of the Trust who are not parties to the Agreement (other than as Trustees of the Trust), cast in person at a meeting called for the purpose of voting on the Agreement.

          B.   This Agreement:

               (i)  may at any time be
terminated with respect to any of the Funds without the payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund seeking to terminate the Agreement, on 30 days' written notice to the Manager;
               (ii) shall immediately terminate
with respect to the Funds in the event of its assignment; and
               (iii)     may be terminated by
the Manager with respect to the Funds on 60 days' written notice to the applicable Fund.
          C.        As used in this Paragraph
the terms
"assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth for any such terms in the 1940 Act.

          D.        Any notice under this
Agreement shall be
given
in writing addressed and delivered, or mailed post-paid, to the other party at any office of such party.

     8.   Severability.  If any provision of
this Agreement shall
be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     9.   Governing Law.  This Agreement shall
be governed by and
construed in accordance with the laws of the State of California.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and effective on the 26th day of February, 1998.



FRANKLIN STRATEGIC MORTGAGE PORTFOLIO


By:   /s/ DR Gatzek
     Deborah R. Gatzek
     Vice President & Secretary


FRANKLIN ADVISERS, INC.


By:   /s/ HE Burns
     Harmon E. Burns
Executive Vice President


5/11/98